EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of WNC Housing Tax Credit Fund V, L.P., Series 3 (the "Partnership") for the quarters ended December 31, 2006, September 30 2006 and June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Wilfred N. Cooper, Jr., President and Chief Executive Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except to the extent that such provisions require the audit report of Local Limited Partnership financial statements to refer to the auditing standards of the Public Company Accounting Oversight Board for the Partnership's annual financial statements and except that the Report is a cumulative report covering each of the quarters ended December 31, September 30 and June 30, 2006 and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.




/s/Wilfred N. Cooper, Jr.
-------------------------
Wilfred N. Cooper, Jr.
President and Chief Executive Officer of WNC & Associates, Inc.
October 5, 2009